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                                                                   Exhibit 23.06


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Intuit Inc. and to the incorporation by reference therein of our report dated August 24, 1999, except for paragraph 4 of note 19, as to which the date is September 9, 1999, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1999, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Palo Alto, California
November 5, 1999